EXHIBIT 5

                                November 24, 1997

Riviana Foods Inc.
2777 Allen Parkway
Houston, Texas  77019

Gentlemen:

      We have acted as counsel for Riviana Foods Inc., a Texas corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of the offering and sale to certain employees and directors of the Company of up to 1,200,000 shares of the Company's common stock, $1.00 par value ("Common Stock"), which may be issued (i) upon the exercise of certain options granted under the 1997 Stock Option Plan (the "Stock Option Plan"), and (ii) pursuant to the Riviana Foods Inc. Savings Plan (including the Riviana Foods Inc. Stock Fund) (the "Savings Plan").

      In rendering this opinion, we have examined the corporate records of the Company, including its amended and restated articles of incorporation, amended and restated bylaws and minutes of meetings of its directors and shareholders. We have also examined the Registration Statement, together with the exhibits thereto, and such other documents as we have deemed necessary for the purposes of expressing the opinions contained herein. With respect to certain factual matters we have relied on statements of officers of the Company.

Riviana Foods Inc.
November 24, 1997
Page 2


      Based upon the foregoing, we are of the opinion that (i) when the stock options granted under the Stock Option Plan have been exercised in accordance with the terms of the Stock Option Plan, the Common Stock issued thereupon will be validly issued, fully paid and nonassessable, and (ii) the shares of Common Stock issued pursuant to the Savings Plan will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as EXHIBIT 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

                                Very truly yours,


                               Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.